Exhibit 32

CERTIFICATION

In connection with the Annual Report of the Registrant on Form 10-K for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven R. Williams	April 19, 2005
Steven R. Williams, Chairman,
and Chief Executive Officer of Petroleum Development Corporation, Managing General Partner of the Registrant

/s/ Darwin L. Stump	April 14, 2005
Darwin L. Stump
Chief Financial Officer and Treasurer of Petroleum Development Corporation, Managing General Partner of the Registrant

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.